Exhibit 10.10

Guideline of RWE Aktiengesellschaft

for supplemental pension provision based on deferred

compensation for executive staff with profit-sharing status

Preamble

1	Scope of application

2	Partial income conversion (deferred compensation)

2.1	Portions of remuneration concerned

2.2	Deferral amount

2.3	Deferral declaration

3	Pension benefits

3.1	Retirement capital (Alterskapital)

3.2	Premature retirement capital (Vorzeitiges Alterskapital)

3.3	Disability capital (Invaliditätskapital)

3.4	Death-benefit capital (Todesfallkapital)

3.5	Commencement of pension benefits

3.6	Vested (non-forfeitable) pension rights

3.7	Maturity and payout of pension benefits

4	Insolvency protection

5	Other arrangements

Position: September 2002	1

Guideline of RWE Aktiengesellschaft

for supplemental pension provision based on deferred

compensation for executive staff with profit-sharing status

Preamble

In view of current demographic developments, private pension programs are gaining more and more in importance. Especially staff whose income exceeds the assessment threshold for statutory pension insurance may well be facing a considerable gap in their provision for retirement.

For this reason, executive staff at RWE Aktiengesellschaft with profit-sharing status are being given the option of deferring a self-defined portion of their future profit shares in favor of a later pension payment.

This pension payment is disbursed to staff upon retirement to supplement statutory, company and any other existing private pension plans. Also included is provision for disability and death.

Taxation of the converted profit-sharing portions is deferred until actual receipt of the monies following retirement (cf. possibly item 3.4 as well).

1.	Scope of application

The above offer is addressed to those members of staff at RWE Aktiengesellschaft, who are

•	eligible for a share in the profit and

•	in permanent and currently ongoing employment.

RWE Aktiengesellschaft intends to offer this form of deferred compensation in the next few years as well in order to supplement private provision for old age, but is not obliged to do so.

Position: September 2002	2

Guideline of RWE Aktiengesellschaft

for supplemental pension provision based on deferred

compensation for executive staff with profit-sharing status

2	Partial income conversion (deferred compensation)

2.1	Portions of remuneration concerned

RWE Aktiengesellschaft offers its executive staff the option of deferring payment of part of their likely profit share for a business year in favor of a later pension payment.

2.2	Deferral amount

Staff must convert at least € 2,500 (gross) of their profit share, and may convert max. the entire amount.

2.3	Deferral declaration

Employees decide as of each December 31 – regardless of the previous year’s decision – how much of their (gross) profit share they wish to have assigned in the following financial year to the deferred-compensation model. The form attached as Annex I is to be used for this purpose.

3.	Pension benefits

RWE Aktiengesellschaft gives staff a legally binding pension commitment and, at a later point in time (as a rule upon retirement), disburses to staff the pension benefit corresponding to the deferred compensation. Employees receive an annual pension notice that indicates the expected payout amount following completion of the 65th year of life.

The portions of their income which staff have deferred for later pension payments are invested by RWE Aktiengesellschaft in full in employer’s pension liability insurance taken out with Allianz Lebensversicherung AG, whereby the benefits due under the insurance are equal in principle to the pension commitment given.

At the commencement of an employer’s pension liability insurance, the insurer merely pledges a guaranteed benefit on maturity in the amount of the death-benefit capital. After addition of the annually allotted profit shares of the insurer, whose amount depends on the insurer’s commercial success – so that it cannot be guaranteed – the actual expiry benefits under the employer’s pension liability insurance rises successively. Viewed against this background, RWE Aktiengesellschaft, up to an entry age of 59 years, gives a higher pension commitment than that of the insurer

Position: September 2002	3

Guideline of RWE Aktiengesellschaft

for supplemental pension provision based on deferred

compensation for executive staff with profit-sharing status

initially, the amount exceeding the death-benefit capital covered by the pension-plan insurance. As soon as the expiry benefits under the employer’s pension liability insurance – thanks to the allotted profit shares – exceed the pension benefits guaranteed by RWE Aktiengesellschaft, the pension commitment is increased accordingly.

The following pension benefits are envisaged, their various amounts being set forth in the benefit table attached as Annex II.

3.1	Retirement capital

Upon completion of the 65th year of life, staff receive retirement capital in the amount of the benefit under the concluded employer’s pension liability insurance, though at least the amount pledged by RWE Aktiengesellschaft.

3.2	Premature retirement capital

Upon commencement of the 60th year of life and prior to completion of the 65th year of life, the staff member may apply for disbursement of premature retirement capital in the amount of the surrender value of the concluded employer’s pension liability insurance.

The application is to be addressed in writing to RWE Aktiengesellschaft.

3.3	Disability capital

In the event that a staff member becomes occupationally disabled or unable to earn a living, as set forth in secs. 43-44 of Germany’s Social Security Code (SGB VI), he receives disability capital in the amount of the surrender value of the employer’s pension liability insurance, though at least in the amount of the deferred compensation, subject to 6 % interest p.a.

Alternatively, he may also, following completion of the 65th year of life, draw the expiry benefits under the concluded employer’s pension liability insurance.

3.4	Death-benefit capital

In the event of a staff member’s decease, the death-benefit capital under the employer’s pension liability insurance is disbursed in the following order:

•	to the surviving spouse who was living with the staff member in a valid marriage at the point in time of the decease;

Position: September 2002	4

Guideline of RWE Aktiengesellschaft

for supplemental pension provision based on deferred

compensation for executive staff with profit-sharing status

•

to the employee’s surviving natural or adopted children within the meaning of sec. 32(3) and (4), sent. 1, nos. 1 to 3 of Germany’s Income Tax Act (EStG) (i.e. children for whom the staff member, regardless of the children’s own income and earnings, would obtain a tax allowance for dependent children, e.g. children between 21 and 27 years who are still undergoing occupational or professional training);

•	to the former spouse of the staff member;

•	to a partner of the staff member who is eligible for benefits.

Any higher-ranking right to draw benefits excludes disbursement to lower-ranking persons.

3.5	Commencement of pension benefits

If a disability period of more than 6 weeks exists at the point in time of the deferral of the profit shares, registration for the employer’s pension liability insurance must await the resumption of work.

Issue of the pension commitment is postponed accordingly.

3.6	Vested (non-forfeitable) pension rights

In the event that an employee leaves the service of RWE Aktiengesellschaft without an insured event having occurred, he retains the full vested expectancy in respect of the above pension payments on the basis of the paid-in amounts.

No payout of the surrender value for the concluded employer’s pension liability insurance is envisaged.

3.7	Maturity and payout of pension benefits

Upon occurrence of the insured event, the pension payments are due and payable in the January of the year that follows occurrence of the event.

In response to a written application from the employee or any survivors, the pension benefits are disbursed in up to three equal installments. The first installment is likewise payable in the January of the year that follows occurrence of the insured event. The residual installments are due and payable in January of each following year.

Position: September 2002	5

Guideline of RWE Aktiengesellschaft

for supplemental pension provision based on deferred

compensation for executive staff with profit-sharing status

For each commenced month after occurrence of the insured event and pending maturity and disbursement, the pension benefit paid by RWE Aktiengesellschaft bears interest at a rate of 6 % p.a.

The pension benefits due are paid following deduction of statutory taxes and the social security contributions to be borne by the staff member. To this end, the staff member or person eligible for benefits must submit the wage-tax deduction card (Lohnsteuerkarte) for registration.

4.	Insolvency protection

The benefits under the employer’s pension liability insurance are pledged by RWE Aktiengesellschaft to employees with a view to hedging any insolvency risks.

5.	Other arrangements

In principle, pension benefits cannot be used by staff for pledging, lending on, assignments and making advances.

In the following cases, the organizational unit “Group Executive Management” of RWE Aktiengesellschaft is to be informed without delay:

•	in the event of any change of address

•	in drawing pension benefits

Essen, September 3, 2002

RWE Aktiengesellschaft

Position: September 2002	6